Exhibit 99.1

Burlington Stores, Inc. Announces Chief Financial Officer Transition

Appoints John Crimmins Interim Chief Financial Officer

BURLINGTON, N.J., September 16, 2019 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, today announced that Marc Katz has resigned as the Company’s Chief Financial Officer/Principal, effective immediately, to pursue other professional opportunities. John Crimmins, Executive Vice President, Finance and Chief Accounting Officer has been appointed interim Chief Financial Officer.

“On behalf of the entire Board and management team, I would like to thank Marc for his dedication and valuable contributions during his 11-year career at Burlington. Marc has played a significant role in improving our financial and operational performance and strengthening our position as a leader in the off-price retail business. We wish him well in his future endeavors,” said Thomas Kingsbury, Executive Chairman.

“John has been an active and valuable contributor to the Burlington management team since 2011 and has been leading our finance function for the past several years. We are fortunate to have a proven leader who possesses the important business acumen and experience to ensure a seamless transition,” added Mr. Kingsbury.

Mr. Katz said, “It has been an honor and a privilege to be part of the Burlington story for the last 11 years and help lead the Company through a period of great transformation, growth and success. I am extremely proud of what we have accomplished together. I wish the entire Burlington team all the best in the years to come.”

Mr. Kingsbury concluded, “Today is an exciting day for Burlington, as Michael O’Sullivan begins as our Chief Executive Officer. Our future is bright, and I look forward to working closely with the Board, Michael, Jennifer Vecchio, our President and Chief Merchandising Officer, and the rest of our leadership team to ensure a successful leadership transition.”

About John Crimmins

Mr. Crimmins has been with the Company since 2011, most recently serving as Executive Vice President, Finance and Chief Accounting Officer. Before joining Burlington Stores, Mr. Crimmins held various roles at The Timberland Company including Chief Financial Officer, and Corporate Controller and Chief Accounting Officer from 2002 to 2009.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2018 net sales of $6.6 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 691 stores as of the end of the second quarter of Fiscal 2019, inclusive of an internet store, in 45 states and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home and coats.

For more information about the Company, visit www.burlingtonstores.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). All statements other than statements of historical fact included in this release are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from expectations, including those described from time to time in our filings with the Securities and Exchange Commission. For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

Investor Relations Contact:

David J. Glick

855-973-8445

Info@BurlingtonInvestors.com

Allison Malkin

ICR, Inc.

203-682-8225